UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934
       Date of Report (date of earliest event reported) : October 16, 2007

                          Discovery Technologies, Inc.
               (Exact name of registrant as specified in charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                000-18606                                36-3526027
-----------------------------------------     ---------------------------------
         (Commission File Number)             (IRS Employer Identification No.)

          5353 Manhattan Circle
                Suite 101
               Boulder, CO                                  80303
-----------------------------------------                  ------
 (Address of principal executive offices)                (Zip Code)

                                  303-499-6000
                      -------------------------------------
                           (Issuer's Telephone Number)

                                 Not applicable.
                      -------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

ITEM     8.01. OTHER EVENTS

On October 16, 2007, the reverse split and reincorporation of Discovery Technologies, Inc. took effect. The new trading symbol for Discovery Technologies, Inc. on the Over the Counter Bulletin Board is DCVT. As a result of the reverse stock split of registrant's common stock, registrant's outstanding shares of common stock was reduced from 18,746,196 shares to approximately 2,082,910 shares.

The Agreement and Plan of Merger set forth the following: 1) a change in domicile from the State of Kansas to the State of Nevada; 2) the adoption of the Articles of Incorporation of Discovery Technologies Nevada under the laws of the state of Nevada (as provided in the proxy statement filed with the Commission);
3) the issued and outstanding shares of common stock of Discovery Technologies Kansas automatically convert into the right to receive shares of Discovery Technologies Nevada Common Stock at a ratio of nine (9) shares of common stock of Discovery Technologies Kansas for one (1) share of Discovery Technologies Nevada Common Stock; 4) the adoption of the bylaws of Discovery Technologies Nevada under the laws of the state of Nevada (as provided in the definitive proxy statement); and 5) the persons presently serving as executive officers and directors of Discovery Technologies Kansas shall serve in their same respective positions with Discovery Technologies Nevada.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  DISCOVERY TECHNOLOGIES, INC.

                                  By:  /s/ Michael Friess
                                      --------------------------------
                                  Name: Michael Friess
                                  Title: Chief Executive Officer and President

Dated: October 16, 2007